Exhibit 99.2

Synlogic Announces Pricing of Public Offering of Common Stock

Cambridge, Mass. (Business Wire) September 22, 2021 – Synlogic (Nasdaq: SYBX) a clinical stage company bringing the transformative potential of synthetic biology to medicine, today announced the pricing of its underwritten public offering of 15,000,000 shares of its common stock at a public offering price of $3.00 per share. The gross proceeds to Synlogic from the offering, before deducting the underwriting discounts and commissions and offering expenses payable by Synlogic, are expected to be $45.0 million. All shares of common stock to be sold in the offering are being sold by Synlogic. In addition, Synlogic has granted to the underwriter a 30-day option to purchase up to 2,250,000 additional shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on or about September 27, 2021, subject to the satisfaction of customary closing conditions.

Jefferies and SVB Leerink are acting as joint book-running managers for the offering. Chardan is acting as lead manager for the offering and H.C. Wainwright & Co. is acting as co-manager for the offering.

The securities described above are being offered by Synlogic pursuant to its shelf registration statement on Form S-3 (File No. 333-258151) filed with the Securities Exchange Commission (the “SEC”) on July 23, 2021 and declared effective by the SEC on July 30, 2021. A preliminary prospectus supplement and accompanying prospectus relating to the offering was filed with the SEC and a final prospectus supplement and the accompanying prospectus relating to this offering will be filed with the SEC. When available, copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained from: Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, or by email at Prospectus_Department@Jefferies.com or by phone at 877-821-7388; or SVB Leerink LLC, Attention: Syndicate Department, 53 State Street, 40th Floor, Boston, MA 02109, by telephone at (800) 808-7525, ext. 6105, or by email at syndicate@svbleerink.com. The preliminary prospectus supplement and accompanying prospectus is also available, and the final prospectus supplement and accompanying prospectus will be available, on the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About Synlogic

Synlogic™ is bringing the transformative potential of synthetic biology to medicine. Synlogic designs Synthetic Biotic™ medicines that target validated underlying biology to treat disease in new ways. Synlogic’s proprietary pipeline includes Synthetic Biotics for the treatment of metabolic disorders including Phenylketonuria (PKU) and Enteric Hyperoxaluria (HOX).

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, including the risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the proposed public offering, as well as risks and uncertainties inherent in Synlogic’s business, including those described in the company’s periodic filings with the SEC. The events and circumstances reflected in the company’s forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Additional information on risks facing Synlogic can be found under the heading “Risk Factors” in Synlogic’s periodic reports, including its annual report on Form 10-K for the year ended December 31, 2020 and in the preliminary prospectus supplement related to the proposed offering filed with the SEC on the date hereof, each available on the SEC’s web site at www.sec.gov. Except as required by applicable law, the company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

MEDIA & INVESTOR CONTACT:

Daniel Rosan, Synlogic, Inc., Phone: 617-207-5509, Email: dan.rosan@synlogictx.com